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                                                                     EXHIBIT 8.2

                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

                                                                October 16, 1997

National Semiconductor Corporation
2900 Semiconductor Drive
P.O. Box 58090
Santa Clara, CA 95052

         Re: National Semiconductor Corporation/Cyrix Corporation

Ladies and Gentlemen:

     You have requested our opinion as to certain Federal income tax consequences of the merger (the "Merger") of Nova Acquisition Corporation ("Sub"), a Delaware corporation and wholly-owned subsidiary of National Semiconductor Corporation, a Delaware corporation ("NSC") with and into Cyrix Corporation ("Cyrix"), a Delaware Corporation, pursuant to an Agreement and Plan of Merger dated as of July 28, 1997 (the "Agreement") by and among NSC, Cyrix and Sub. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

     In connection with this opinion, we have examined the Agreement, the Proxy Statement/Prospectus of NSC and Cyrix substantially in the form to be delivered to their stockholders (the "Proxy Statement") and such other documents as we deem relevant for purposes of this opinion. In addition, we have assumed that
(i) the Merger will be consummated in the manner contemplated by the Proxy Statement and in accordance with the provisions of the Agreement, (ii) the statements concerning the Merger set forth in the Proxy Statement, including the purposes of the parties for consummating the Merger, are accurate and complete, and (iii) the statements and representations made to us by NSC and Cyrix in connection with the Merger (in the form of letters signed by a duly appointed officer) are accurate, and (iv) there will be no changes in any of the facts or representations material to this opinion between the date of this opinion and the Effective Date.

     Based upon and subject to the foregoing, we hereby confirm to you our opinion as set forth under the heading "THE MERGER -- Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus, subject to the limitations set forth therein.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4 filed by NSC under the Securities Act of 1933, as amended ("Securities Act"), and to the reference to our firm under the heading "THE MERGER -- Material Federal Income Tax Consequences" in the Proxy Statement that constitutes a part of the Registration Statement. By giving this consent we are not deeming ourselves experts within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          /s/ WACHTELL, LIPTON, ROSEN & KATZ

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